Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference into Registration Statements (333-110585 and 333-135814) on Form S-8 and Registration Statement (333-148929) on Form S-3 of NutraCea of our report dated March 15, 2006 relating to our audit of the consolidated financial statements for year ended December 31, 2005, which appears in the Annual Report on Form 10-K of NutraCea for the year ended December 31, 2007.

/s/ Malone & Bailey, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 15, 2008